Exhibit 5.1

March 18, 2013

The Chefs’ Warehouse, Inc.

100 East Ridge Road

Ridgefield, Connecticut 06877

Re: Shelf Registration Statement of The Chefs’ Warehouse, Inc. on Form S-4

Ladies and Gentlemen:

We have acted as counsel to The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on March 18, 2013, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) registering the sale of up to 4,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) in connection with future business combination transactions or acquisitions by the Company or its subsidiaries of businesses, assets or securities (the “Shares”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Registration Statement provides that the Shares may be offered in one or more offerings in amounts and on terms as the Company may determine at the time of the offering, to be set forth, if necessary, in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”).

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters.

We have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) Upon adoption by the Board of Directors (or a duly authorized committee thereof) of the Company of a resolution in form and content as required by applicable law authorizing the acquisition transaction pursuant to which the Shares are to be issued and the related issuance and sale of the Shares, and (b) assuming that the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplements required by applicable laws have all become effective under the Securities Act, and (c) assuming that upon the issuance of the Shares, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Certificate of Incorporation, and (d) assuming the Shares are issued, delivered and paid for in accordance with the Registration Statement, any applicable Prospectus Supplement and the terms of the definitive agreement governing the issuance of such Shares, such Shares of Common Stock being issued by the Company will be validly issued, fully paid and nonassessable.

Our opinions expressed herein are limited to the laws of the State of Delaware. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Bass, Berry & Sims PLC